Exhibit 99.1

NetScout Systems Reports Financial Results for First Quarter Fiscal Year 2014

Q1 GAAP and Non-GAAP Revenue Up 7% Year-over-Year

Q1 GAAP EPS Flat Year-over-Year and Non-GAAP EPS Up 11% Year-over-Year

WESTFORD, Mass.--(BUSINESS WIRE)--July 18, 2013--NetScout Systems, Inc. (NASDAQ: NTCT):

Q1 FY 2014
	GAAP	Non-GAAP
Revenue	$81.8 million	$81.9 million
Net income	$5.3 million	$8.7 million
Net Income per share	$0.12	$0.21

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced application and service assurance solutions, today announced financial results for its first quarter of fiscal year 2014 ended June 30, 2013.

“We are pleased with our business results this quarter, despite continued weakness in the government sector,” said Anil Singhal, President and CEO, NetScout Systems. “We are, however, most excited about the positive feedback from our recently released nGeniusONE™ solution. nGeniusONE is our single integrated platform for combining NPM and APM for IT operations. nGeniusONE is based on our second generation ASI technology which enables faster triage of complex performance problems and provides a holistic view of interactions between users, groups of users, and their related infrastructure and applications. We believe this is a one-of-a-kind solution, solving problems that traditional NPM and APM approaches cannot,” Mr. Singhal added.

Total GAAP revenue for the first quarter was $81.8 million; non-GAAP revenue was $81.9 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue for the first quarter, on a GAAP and non-GAAP basis was $43.0 million. Service revenue on a GAAP basis was $38.8 million and non-GAAP service revenue was $38.9 million.

GAAP net income for the first quarter was $5.3 million, or $0.12 per diluted share. GAAP income from operations was $8.9 million. On a non-GAAP basis, net income for the quarter was $8.7 million, or $0.21 per diluted share, and non-GAAP income from operations was $14.1 million.

Financial Highlights:

For the first quarter:

  GAAP and non-GAAP revenue increased 7% year-over-year and decreased 17% sequentially.
  GAAP and non-GAAP product revenue increased 7% year-over-year and decreased 28% sequentially.
  GAAP service revenue increased 8% year-over-year and increased 1% sequentially. Non-GAAP service revenue increased 8% year-over-year and remained flat sequentially.
  GAAP operating margin was 11%, flat from a year ago and down eleven points sequentially. Non-GAAP operating margin was 17%, flat from a year ago and down eleven points sequentially.
  As of June 30, 2013, cash and cash equivalents and short and long-term marketable securities were $162.8 million, up $8.7 million from $154.1 million as of the end of the prior quarter.

In addition:

  NetScout announced the release of the nGeniusONE™ Unified Performance Management platform. The nGeniusONE platform converges application and network performance management functionality into a single unified platform that delivers a top-down, serviced-focused perspective of performance characteristics of all infrastructure and application elements associated with service delivery.

Guidance:

For fiscal year 2014, we are reiterating the guidance we issued last quarter. We expect GAAP revenue to be in the range of $384 million to $399 million and non-GAAP revenue to be in the range of $385 million to $400 million. GAAP net income per diluted share is expected to be in the range of $1.06 to $1.16 and non-GAAP net income per diluted share between $1.40 and $1.50.

For fiscal year 2014, the non-GAAP net income per diluted share expectation excludes the acquisition accounting adjustment to fair value of approximately $0.6 million for deferred revenue, forecasted share-based compensation expenses of approximately $12.8 million, estimated amortization of acquired intangible assets of approximately $6.7 million, compensation for post combination services of approximately $2.6 million, business development charges of approximately $0.2 million, the related impact of these adjustments on the provision for income taxes of $8.7 million and a tax offset for tax impact of non-GAAP reconciling items in loss jurisdictions of approximately $0.4 million.

CONFERENCE CALL INSTRUCTIONS:

NetScout invites shareholders to listen to its conference call today at 8:30 a.m. ET, which will be webcast live through NetScout’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing (866)701-8242 for U.S./Canada and (763)416-6912 for international callers and using conference ID: 16779166. A replay of the call will be available after 11:30 a.m. ET on July 18, 2013 for approximately one week. The number for the replay is (855)859-2056 for U.S./Canada and (404)537-3406 for international callers. The conference ID is: 16779166.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in NetScout's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NetScout also reports the following non-GAAP measures: non-GAAP revenue, non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP net income includes the foregoing adjustment and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, restructuring, certain expenses relating to acquisitions including compensation for post-combination services and business development charges, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income and diluted net income per share), and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NetScout believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and NetScout's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NetScout believes that providing these non-GAAP measures affords investors a view of NetScout’s operating results that may be more easily compared to peer companies and also enables investors to consider NetScout’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NetScout’s acquisitions. Presenting the GAAP measures on their own would not be indicative of NetScout’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NetScout management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

About NetScout Systems, Inc.
NetScout Systems, Inc. (NASDAQ: NTCT) is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 28 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and more than 148 service providers, on over one million physical and 2,000 virtual network segments to assure the network, applications, and service delivery to their users and customers. For more information about NetScout go to www.netscout.com.

Safe Harbor
Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, our financial guidance for fiscal 2014, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, NetScout’s relationships with strategic partners, dependence upon broad-based acceptance of NetScout’s network performance management solutions, NetScout’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of NetScout to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology and the ability of NetScout to successfully integrate Psytechnics, Fox Replay, Simena, Accanto Systems and ONPATH Technologies, and achieve operational efficiencies. For a more detailed description of the risk factors associated with NetScout, please refer to NetScout’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2013 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	June 30,
	2013	2012
Revenue:
Product	$42,977	$40,262
Service	38,828	36,099
Total revenue	81,805	76,361

Cost of revenue:
Product	9,773	10,070
Service	7,149	6,793
Total cost of revenue	16,922	16,863

Gross profit	64,883	59,498

Operating expenses:
Research and development	15,965	14,077
Sales and marketing	32,200	30,149
General and administrative	6,981	6,557
Amortization of acquired intangible assets	854	586
Restructuring charges	-	(87)
Total operating expenses	56,000	51,282

Income from operations	8,883	8,216
Interest and other expense, net	(73)	(356)

Income before income tax expense	8,810	7,860
Income tax expense	3,557	2,852
Net income	$5,253	$5,008

Basic net income per share	$0.13	$0.12
Diluted net income per share	$0.12	$0.12
Weighted average common shares outstanding used in computing:
Net income per share - basic	41,405	41,742
Net income per share - diluted	42,068	42,453

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended
	June 30,
	2013	2012

GAAP Revenue	$81,805	$76,361
Deferred revenue fair value adjustment	140	138
Non-GAAP Revenue	$81,945	$76,499

GAAP Gross profit	$64,883	$59,498
Deferred revenue fair value adjustment	140	138
Shared-based compensation expense (1)	190	115
Amortization of acquired intangible assets (2)	819	1,417
Compensation for post combination services (4)	8	-
Non-GAAP Gross profit	$66,040	$61,168

GAAP Income from operations	$8,883	$8,216
Deferred revenue fair value adjustment	140	138
Shared-based compensation expense (1)	2,812	2,247
Amortization of acquired intangible assets (2)	1,673	2,003
Business development and integration expense (3)	170	357
Compensation for post combination services (4)	444	372
Restructuring charges	-	(87)
Non-GAAP Income from operations	$14,122	$13,246

GAAP Net income	$5,253	$5,008
Deferred revenue fair value adjustment	140	138
Shared-based compensation expense (1)	2,812	2,247
Amortization of acquired intangible assets (2)	1,673	2,003
Business development and integration expense (3)	170	357
Compensation for post combination services (4)	444	372
Restructuring charges	-	(87)
Income tax adjustments (5)	(1,785)	(1,911)
Non-GAAP Net income	$8,707	$8,127

GAAP Diluted Net income per share	$0.12	$0.12
Share impact of non-GAAP adjustments identified above	0.09	0.07
Non-GAAP Diluted net income per share	$0.21	$0.19

Shares used in computing non-GAAP diluted net income per share	42,068	42,453

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$44	$49
Cost of service revenue	146	66
Research and development	896	644
Sales and marketing	845	718
General and administrative	881	770
Total share-based compensation expense	$2,812	$2,247

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$819	$1,417
Operating expenses	854	586
Total amortization expense	$1,673	$2,003

(3) Business development and integration expense included in these amounts is as follows:
Cost of service revenue	$-	$-
Research and development	-	-
Sales and marketing	-	-
General and administrative	170	357
Other income (expense), net	-	-
Total business development and integration expense	$170	$357

(4) Compensation for post combination services included in these amounts is as follows:
Cost of product revenue	6	-
Cost of service revenue	2	-
Research and development	113	372
Sales and marketing	39	-
General and administrative	284	-
Total compensation for post combination services	$444	$372

(5) Total income tax adjustment is as follows:
Tax effect of non-GAAP adjustments above at 38%	$(1,992)	$(1,911)
Tax impact of non-GAAP reconciling items in loss jurisdictions	207	-
Total income tax adjustments	$(1,785)	$(1,911)

NetScout Systems, Inc.
Consolidated Balance Sheets
(In thousands)

	June 30,	March 31,
	2013	2013

Assets
Current assets:
Cash, cash equivalents and marketable securities	$149,060	$137,268
Accounts receivable, net	50,922	73,900
Inventories	10,940	7,563
Prepaid expenses and other current assets	18,319	18,581

Total current assets	229,241	237,312

Fixed assets, net	20,565	19,678
Goodwill and intangible assets, net	264,899	266,280
Deferred income taxes	8,751	9,211
Long-term marketable securities	13,762	16,823
Other assets	2,439	2,872

Total assets	$539,657	$552,176

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$12,130	$10,161
Accrued compensation	20,132	31,585
Accrued other	6,671	8,370
Deferred revenue	93,749	95,055

Total current liabilities	132,682	145,171

Other long-term liabilities	6,738	6,497
Deferred tax liability	950	941
Accrued long-term retirement benefits	1,747	1,757
Long-term deferred revenue	24,087	25,907

Total liabilities	166,204	180,273

Stockholders' equity:
Common stock	49	49
Additional paid-in capital	256,762	253,202
Accumulated other comprehensive income	878	671
Treasury stock, at cost	(90,950)	(83,480)
Retained earnings	206,714	201,461

Total stockholders' equity	373,453	371,903

Total liabilities and stockholders' equity	$539,657	$552,176

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com